Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Maxwell Shoe Company Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	the Quarterly Report of the Company on Form 10-Q for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: June 10, 2004

/s/ Mark J. Cocozza
Name:	Mark J. Cocozza
Title:	Chairman of the Board and Chief Executive Officer

/s/ Richard J. Bakos
Name:	Richard J. Bakos
Title:	Vice President, Finance and Chief Financial Officer